UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2007

Date of Report (Date of earliest event reported)

NewStar Financial Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33211	54-2157878
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

500 Boylston, Street, Suite 1600, Boston, MA 02116

(Address of principal executive offices)

(617) 848-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On December 20, 2006, NewStar Financial Inc. (the “Company”) repaid $37,500,000 in outstanding principal of its outstanding senior secured notes due 2008 (the “Notes”) and paid a call premium of $1,125,000 to Fortress Credit Corp. (“Fortress”). The Notes bore interest at LIBOR + 7.0% per annum (a weighted average interest rate of 12.4% at September 30, 2006). This principal amount represented all amounts outstanding under the Company’s Note Agreement dated as of March 11, 2005, between the Company, as issuer, and Fortress, as initial purchaser and administrative agent and the additional purchasers from time to time thereto, as amended as of July 20, 2005 (the “Note Agreement”). The Company also paid $1,117,406.94 in accrued and unpaid interest on the Notes on December 29, 2006.

On January 25, 2007, the Company paid a termination fee (the “Termination Fee”) in the amount of $300,000 in connection with the termination of the Note Agreement with Fortress. Effective upon receipt of the Termination Fee the Company satisfied all obligations under the Note Agreement and the Note Agreement was terminated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEWSTAR FINANCIAL INC.

Date: January 30, 2007	By:	/S/ JOHN K. BRAY
John K. Bray Chief Financial Officer

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